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                                 EXHIBIT (6)(g)

DATA PRODUCTS LICENSE AGREEMENT
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
This  Data  Products  License  Agreement   ("Agreement")  is        schedules ("Product  Schedules") executed by the parties and
entered  into  as  of  the  26st  day  of   December,   2001        incorporated   herein  by  reference;   and  (ii)  the  Data
("Effective   Date")  by  and  between  Acxiom   Corporation        processing services in connection therewith.  In the event a
("Acxiom") and SearchHelp, Inc. ("Customer").                       conflict  arises  between the terms of any Product  Schedule and the Agreement,  the terms of the Product  Schedule shall
1. GENERAL. "Customer" shall include any legal entities that        prevail.
are  controlled by Customer as of the execution date of this
Agreement  ("Subsidiaries"),  provided,  that Customer shall             3.2  Customer  agrees to pay Acxiom for the Products in
include a list of  Customer's  current  Subsidiaries  on the        accordance  with the payment  terms set forth in the Product
applicable  Product  Schedule  (as defined  below)  prior to        Schedule.  In the event of a good  faith  dispute  as to the
execution  of  this  Agreement.   Customer   guarantees  its        calculation of an invoice,  Customer shall  immediately give
Subsidiaries'     obligations    under    this    Agreement.        written  notice to Acxiom  stating  the  details of any such
Notwithstanding  anything to the contrary in this Agreement,        dispute and shall  promptly pay any undisputed  amount.  The
in the event that  Customer  is acquired by or merged into a        acceptance  by  Acxiom  of such  partial  payment  shall not
separate  entity during the Term, as defined below,  of this        constitute  a waiver of payment in full by  Customer  of the
Agreement and the surviving  entity desires to receive Data,        disputed amount.
as defined below,  from Acxiom  pursuant to this  Agreement,
the parties agree that the fees set forth in the  applicable             3.3 Any undisputed  amounts not paid within thirty (30)
Product  Schedule  for the Data may be subject,  in Acxiom's        days of the date of invoice shall accrue  interest at a rate
sole and reasonable  discretion,  to adjustment by Acxiom in        of one percent  (1%) per month or the maximum  lawful  rate,
consideration of any such acquisition or merger.                    whichever  is  less.  Failure  to make  timely  payments  of undisputed  amounts shall constitute a default hereunder and
2. TERM / RENEWAL / TERMINATION.                                    shall entitle Acxiom, in its sole discretion, to suspend its provision  of the  Products  and require  payment in advance
     2.1 This  Agreement  shall begin on the Effective  Date        until Customer's account is paid in full.
and shall continue until  terminated.  The term of a Product
Schedule shall be set forth in the Product Schedule.                4.  TITLE.  Customer  acknowledges  that the Data  contained
                                                                    within  the   Products   shall  at  all  times   remain  the
     2.2 Subject to Section 2.3,  either party may terminate        intellectual  property  of Acxiom or the  third  party  data
(i) this  Agreement  upon  ninety  (90) days  prior  written        owners who provided the Data to Acxiom ("Data Owners"),  and
notice for convenience, provided that no Product Schedule is        that  Customer has no rights  whatsoever  in the Data or the
in effect  upon  termination,  or (ii) this  Agreement  or a        Products  except as expressly set forth in this Agreement or
Product Schedule immediately in the event the other party is        the applicable Product Schedule.
in default under this  Agreement or the  respective  Product
Schedule and fails to cure such default  within  thirty (30)        5. PRODUCT LICENSE / DELIVERY.
days of written  notice from the other party  specifying the
nature of such default.                                                  5.1 License  Grant.  Acxiom  hereby grants and Customer
                                                                             ---------------
     2.3 In the event of a termination  of the Agreement and         hereby receives a limited, non-transferable,  non-exclusive
in the event that any Product Schedule is still in effect as         license  ("License") to use the Data,  subject to the terms
of the effective  date of such  termination,  this Agreement         of this Agreement and the applicable Product Schedule.
shall  remain in full force and effect with  respect to such
Product   Schedule  and  until  such  Product   Schedule  is             5.2 Use by Future  Subsidiaries.  In the event that any
terminated  in  accordance  with the  terms set forth in the                 ---------------------------
Product Schedule.                                                    future  Subsidiary  of  Customer  desires  to  receive  the
                                                                     Products  from Acxiom,  Customer and Acxiom shall  mutually
     2.4  In  the  event  that   legislation,   governmental         agree upon and execute an amendment to this  Agreement  and
regulations,   or  industry  self-regulation  prohibits  the         the applicable Product Schedule,  which amendment shall set
delivery  or use of a  Product,  Acxiom may  terminate  this         forth the specific  Products,  services and applicable fees
Agreement  or  the  applicable  Product  Schedule  upon  the         related  thereto  to be  licensed  to  such  Subsidiary  by
effective date of such legislation or regulations. If Acxiom         Acxiom.
should  voluntarily  withdraw a Product due to  legislative,
regulatory,  industry,  or political  pressures,  Acxiom may             5.3  Restrictions.  In  addition  to  any  restrictions
terminate this Agreement or the applicable  Product Schedule                  -------------
upon three (3) months  prior  written  notice,  and Customer         included  in a Product  Schedule  and  except  as  expressly
shall  discontinue  using the Data (as defined below) at the         authorized in a Product  Schedule,  Customer may not use the
end of such three-month period.                                      Data  as  a   factor   in   establishing   an   individual's
                                                                     creditworthiness or eligibility for (i) credit or insurance,
     2.5 Upon the termination of this Agreement or a Product         or (ii) employment.
Schedule for any reason, Customer shall, at Acxiom's option,
destroy  or  return to Acxiom  the  respective  Data and any              5.4 Suppression  Files.  Unless  otherwise  directed by
copies  thereof and certify in a writing to be  delivered to                  ------------------
Acxiom  within  five  (5)  business  days   following   such         Customer in writing and as applicable to the permitted  uses
destruction  or return that the Customer has fully  complied         set   forth   in  the   Product   Schedule,   Acxiom   shall
with the  requirements  of this Section.  Upon  termination,         automatically  apply  the  Direct  Marketing   Association's
Customer shall promptly pay to Acxiom any  outstanding  fees         ("DMA") Mail  Preference  Service and  Telephone  Preference
owed to Acxiom.  In no event shall Customer be entitled to a         Service  suppression files, e-mail suppression files and the
refund of amounts paid,  except as specifically  provided in         state  suppression  files (the  "Suppression  Files") to any
this Agreement.                                                      prospecting use of the Data not involving  Customer's  house files to  designate an  individual  consumer as having opted
3. PRODUCTS / PAYMENT.                                               out of receiving marketing solicitations.  In the event that
                                                                     Customer does not honor such election,  Acxiom may terminate
     3.1 Subject to the license granted in Section 5, Acxiom         this Agreement immediately and without any further liability
may  provide  (i)  data  ("Data")  contained  in the  Acxiom         to Customer, and Customer agrees to defend,  indemnify,  and
products  ("Products")  described  in  one or  more  Product         hold Acxiom  harmless for any claims brought  against Acxiom

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DATA PRODUCTS LICENSE AGREEMENT
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
arising out of  Customer's  failure to honor such  election.         7. PRIVACY / DATA  PROTECTION.  The parties  agree to comply
Further,  due to the varying publication dates of updates to         with  all  privacy  and  data  protection  laws,  rules  and
the Suppression Files, Customer acknowledges that Acxiom             regulations,  and with the DMA's published  policies,  which
cannot guarantee that the names or telephone  numbers of all         are or which may in the future be applicable to the Data.
such consumers  have been  identified on or deleted from the
Products supplied to Customer hereunder.                             8. GENERAL WARRANTIES.

     5.5 Consumer Inquiries. Unless otherwise provided in an             8.1  Acxiom  warrants that it  shall  provide  the  Data
         ------------------                                          consistent with standard  industry  practices,  that it will
applicable  Product Schedule,  Customer shall be responsible         provide  the Data  described  herein in a  professional  and
for accepting and responding to any communication  initiated         workmanlike  manner,  that it is  authorized  to provide the
by  a  consumer   ("Consumer   Inquiries")  arising  out  of         Data, and that by executing  this Agreement  Acxiom does not
Customer's  use of the Data.  Customer  agrees  that it will         violate any law,  statute or regulation  and does not breach
implement a "consumer  care" system that  includes  in-house         any other agreement to which Acxiom is a party or is bound.
capabilities to suppress consumer information,  upon request
by  a  consumer,   from  future  marketing   initiatives  by
Customer.  Customer agrees to honor such consumer's  request             8.2 Acxiom warrants that the Data  will,  upon delivery,
to opt-out of receiving telemarketing,  e-mail marketing and         be as  current, accurate and complete as  may  be reasonably
direct marketing  solicitations by suppressing such consumer         achieve  dusing  the   source  data,   compilation  and data
information   from   Customer's   marketing   solicitations.         processing  methods  normally  employed  by  Acxiom  in  the
Customer may  communicate  to Acxiom records of the deceased         ordinary  course  of  its   business.    Notwithstanding the
and only Consumer  Inquiries  that are determined to involve         foregoing, Acxiom does  not  warrant the Data as being error
the accuracy of the Data.  No reference to Acxiom in written         free.  Neither Acxiom   nor  the   Data  Owners  attempt  to
or oral  communication  to a consumer or in scripts  used by         independently   verify    the    completeness,  accuracy  or
Customer in responding to Consumer  Inquiries  shall be made         authenticity of the Data. In addition, the Data reported  to
without  Acxiom's  prior written  approval.  Acxiom may from         and by Acxiom and the Data Owners may be subject to transcr-
time to time, upon specific request from consumers,  provide         iption  and  transmission errors. Accordingly, the  Data  is
corrections  to the Data to Customer,  and Customer  further         provided on an "as is," "as available" basis.   Any  use  or
agrees  to  update  its   records   upon   receipt  of  such         reliance  upon  the  Data by Customer or its customers shall
corrections.                                                         be at their own risk.  THE FOREGOING  IS  A LIMITED WARRANTY
                                                                     AND ACXIOM MAKES AND  CUSTOMER RECEIVES  NO  OTHER  WARRANTY,
     5.6 Third Party Restrictions.  Because certain portions         EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES OF MERCHANTAB-
         ------------------------                                    ILITY AND FITNESS FOR A  PARTICULAR  PURPOSE  ARE  EXPRESSLY
of the Data are from Data  Owners,  Acxiom is  obligated  to         DISCLAIMED.
comply with certain  restrictions  and  requirements  placed
upon the use of such  information  by these  third  parties.             8.3  Customer warrants that (i)  it is a  corporation or
Customer shall  strictly  comply with all  restrictions  and         limited liability company,  duly formed and in good standing
requirements  now or  hereafter  imposed  upon Acxiom by any         under  the  laws  of  the  state  of  its  incorporation  or
Data Owner and made known to Customer in writing.                    organization;  (ii) it is qualified to transact  business in all states where the  ownership of its  properties or nature
     5.7  Delivery.  In the event that Acxiom  provides  the         of its operations requires such qualification;  (iii) it has
          --------                                                   full  power and  authority  to enter  into and  perform  the
Products to Customer  electronically,  Customer acknowledges         Agreement;  (iv) the execution and delivery of the Agreement
that certain  mechanical or software  failures may render an         has  been  duly   authorized;   and  (v)  by  executing  the
electronic  transmission  medium  unavailable for periods of         Agreement,   it  does  not  violate  any  law,   statute  or
time  and that  Acxiom  may not be able to  provide  advance         regulation and does not breach any other  agreement to which
warning to Customer of such  downtime.  Acxiom  shall make a         it is a party or is bound.
reasonable  attempt to provide  Customer with advance notice
of downtime.                                                             8.4  Acxiom warrants that (i) it is a  corporation, duly
                                                                     formed and in good  standing  under the laws of the state of
6. CONFIDENTIALITY.                                                  its  incorporation or organization;  (ii) it is qualified to transact  business in all states where the  ownership of its
     6.1   The Data provided to Customer by  Acxiom  or  any         properties  or  nature  of  its  operations   requires  such
proprietary or confidential  information  provided hereunder         qualification;  (iii) it has full  power  and  authority  to
by one party  ("Disclosing  Party") to the other ("Receiving         enter into and perform the Agreement; (iv) the execution and
Party") shall be held in strict  confidence by the Receiving         delivery of the Agreement has been duly authorized;  and (v)
Party  and shall not be  disclosed  or used for any  purpose         by  executing  the  Agreement,  it does not violate any law,
other  than as  specifically  authorized  by the  Disclosing         statute  or  regulation   and  does  not  breach  any  other
Party or as expressly provided in this Agreement without the         agreement to which it is a party or is bound.
prior written consent of the Disclosing Party. The Receiving
Party  shall  exercise at least the same degree of care with         9. REMEDIES.
which  it  protects  its  own  confidential  or  proprietary
information,  but not less than a reasonable degree of care,             9.1  Acxiom's sole  obligation and  Customer's exclusive
to  ensure   compliance  with  its  obligations  under  this         remedy for any claim of defective  Data  or  Data processing
Agreement  respecting  the  authorized  use,  protection and         services shall  be  to  correct  the  Data or reperform  the
security of the Disclosing Party's confidential information,         services in question without charge or, at Customer's option,
and to this end shall  instruct its  employees and all other         to  refund the price  paid by  Customer  for  such  services
parties who have a need to know and are permitted  access to         or Data. Customer must  provide  written  notice  to  Acxiom
the  Disclosing  Party's  confidential  information  of  the         of such  claim, describing any errors  in sufficient  detail
restrictions contained in this Agreement.                            with any necessary backup information or documents. Customer acknowledges  that  some  corrections  of errors in the Data
     6.2  Customer  agrees  not  to   remove   any   product         shall be  dependent  on the  availability  of same  from the
identification,  copyright or other proprietary notices from         source of the applicable data.
the Products.
                                                                         9.2  Acxiom's aggregate liability to  Customer,  whether
     6.3  Customer agrees that no  part of the Products will         for negligence, breach of warranty, or any  other  cause  of
be used  in the  development of (i) any application  that is         action,  shall be  limited  to the  price  paid for the data
outside the scope of this  Agreement or  applicable  Product         processing services or Data to which the incident relates.
Schedule or (ii) any  products or services to be provided to
third  parties  including,   without  limitation,  any  list
enhancement or data appending service or product.
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DATA PRODUCTS LICENSE AGREEMENT
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
10. LIMITATION OF LIABILITY. IN NO EVENT SHALL ACXIOM OR ANY         in  exercising  any right  hereunder  shall not operate as a
DATA OWNER BE LIABLE FOR ANY SPECIAL,  INDIRECT,  INCIDENTAL         waiver of such right.  The headings  used in this  Agreement
OR  CONSEQUENTIAL  DAMAGES,  WHETHER OR NOT  FORESEEABLE AND         are for  reference  purposes  only and shall not be deemed a
HOWEVER ARISING, INCLUDING BUT NOT LIMITED TO LOST INCOME OR         substantive part of this Agreement.
LOST REVENUE,  WHETHER BASED IN CONTRACT,  TORT OR ANY OTHER
THEORY.  Any cause of action  arising from or in  connection             12.6  This Agreement may be  executed in any  number  of
with this Agreement shall be asserted within one (1) year of         counterparts,  including facsimile copies, each of which may
the date upon  which such  cause of action  accrued,  or the         be executed by less than all of the parties hereto,  each of
date upon which the complaining party should have reasonably         which  shall be  enforceable  with  respect  to the  parties
discovered the existence of such cause of action,  whichever         actually  executing  such  counterparts,  and  all of  which
is later.                                                            together shall constitute one document.

11.  INDEMNIFICATION.  Each party (the "Indemnifying Party")             12.7  PUBLICITY. Each  party may include the  other  in
shall  defend,  indemnify  and hold  harmless the other (the         presentations  made  to  shareholders  and  stock  analysts,
"Indemnified  Party")  from and  against any and all claims,         provided no representation,  express or implied,  is or will
demands,  judgments,  liability,  damages, losses, costs and         be  made  as to  announcing  party's  opinion  of the  other
expenses,  including reasonable attorneys' fees, arising out         party's services and/or products  (including but not limited
of or resulting from another  party's misuse or unauthorized         to by way of predictions or projections of future business).
use of the Data or  Product,  unless such claim is caused by
the Indemnified Party's gross negligence or bad faith.                   12.8  FORCE MAJEURE. Neither  party  shall be liable for
                                                                     any losses arising out of the delay or  interruption  of its
12. MISCELLANEOUS.                                                   performance  of  obligations  under the Agreement due to any act of God,  act of  governmental  authority,  act of public
     12.1  This Agreement  constitutes the entire  agreement         enemy,  war, riot,  flood,  civil  commotion,  insurrection,
between  the  parties  with  respect  to  the subject matter         severe  weather  conditions,  or any other cause  beyond the
hereof and  supersedes  any and all  written  or oral  prior         reasonable control of the party delayed.
agreements between the parties with respect to this  subject matter. This Agreement shall be governed by and construed in
accordance   with  the  laws  of  the  State  of   Delaware,
notwithstanding  any  conflict  of law  provisions,  and any amendment  shall be in  writing  and  signed  by  authorized representatives of all parties.


     12.2  To  assist  Acxiom  in  the   protection  of  its
proprietary  rights  in  the  Data,  Customer  shall  permit representatives  of  Acxiom to  inspect,  upon five (5) days written notice,  at all reasonable  times any location where the Data is being used or kept by Customer.  Customer agrees to notify Acxiom of any actual or suspected unauthorized use or disclosure of the Data and provide reasonable  assistance to Acxiom in the  investigation  and prosecution of any such unauthorized use or disclosure. Such audit shall be strictly limited to those books and records that specifically  relate to information pertinent to the use of the Data. The parties agree that any such  audit  shall be  conducted  in a manner
that   does  not   disrupt   Customer's   normal   operating
procedures, and shall not violate any other obligations that
Customer has to its  customers.  Unless actual  unauthorized use or disclosure of the Data is discovered  during Acxiom's audit, Acxiom will pay for the costs associated with such an audit.  Should  actual  unauthorized  use or  disclosure  be discovered, then Customer shall be responsible for all costs of the audit in addition to damages awarded pursuant to this
Agreement.


     12.3 Customer acknowledges that damages would not adequately compensate Acxiom for loss or injury resulting from a breach of the provisions of this Agreement. Acxiom shall have the right to injunctive and other equitable relief to remedy such violations, in addition to any remedies available to Acxiom at law or in equity.

     12.4 Customer may not assign, delegate or transfer, by operation of law, merger, sale or otherwise, this Agreement or any of the rights or obligations hereunder, without the express prior written consent of Acxiom which will not be unreasonably withheld.

     12.5 If any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any of the other portions of the Agreement. Failure or delay by either party
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DATA PRODUCTS LICENSE AGREEMENT
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IN WITNESS  WHEREOF,  the duly  authorized  representatives  of the parties have executed this Agreement to be effective as of the Effective Date.

SEARCHHELP, INC.                       ACXIOM CORPORATION

1055 Stewart Ave., Suite 12            #1 Information Way, Post Office Box 8180

Bethpage, New York 11771               Little Rock, Arkansas 72203

BY: /s/ Willaim Bozsnyak               BY: /s/ Anthony Santoro
   ---------------------------------      --------------------------------------
            (Signature)                             (Signature)
   William Bozsnyak, President            Anthony Santoro, Business Unit Leader
   ---------------------------------      --------------------------------------
     (Print or Type Name & Title)


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DATA PRODUCTS LICENSE AGREEMENT
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                                PRODUCT SCHEDULE
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
To the Data Products          December 26 2001                    Customer:                               SearchHelp, Inc.
License Agreement dated:
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Products:                     InfoBase(R)Telephone Directories    Product Schedule Effective Date:        December 26, 2001
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

Capitalized terms not defined in this Product Schedule shall have the meaning given them in the Agreement.

TERM
----

The initial term of this Product Schedule ("Product Schedule Initial Term") shall begin on the Product Schedule Effective Date and shall continue for a period of 13 MONTHS and thereafter shall continue and remain in effect for additional one (1) year terms until terminated as set forth below. For purposes of this Product Schedule, the Product Schedule Initial Term and all renewal terms shall be referred to as the "Product Schedule Term." Either party may terminate this Product Schedule to be effective at the end of the Product Schedule Term by providing written notice to the other party at least ninety
(90) days prior to the end of the Product Schedule Term. The data ("Data") provided pursuant to this Product Schedule may be used by Customer for a period not to exceed the Product Schedule Term. Upon any expiration or termination of this Product Schedule, Customer must return or destroy the Data in accordance with the Agreement.

PRODUCTS:
--------

The following selected Data package of the Product shall be provided to Customer. If applicable, the specific Data elements to be provided to Customer from the Products are set forth on Attachment 1 attached hereto and made a part hereof.

 X  US Business
---

Acxiom shall provide the Data to Customer on the type of media and in the format selected below within fifteen (15) days of the execution of this Product Schedule.

DATA PACKAGE NUMBER: BUS. FORMAT D (4)
MEDIA:   FTP
      ------------------
FORMAT:  ASCII COMMA DELIMITED
         ----------------------

Acxiom shall provide updates to the Data on a quarterly basis.

PAYMENT TERMS: Customer agrees to pay the license fees ("License Fees") set --------------- forth below upon receipt of an invoice from Acxiom.

FEE: $78,000.00 Annually (Product Schedule Initial Term is 13 months)


PAYMENT SCHEDULE:
-----------------

$6500.00 Monthly Payment shall be due beginning January 2002 and each month thereafter, except that Customer will not pay the Monthly Fee in March 2002.

PERMITTED USES/RESTRICTIONS: Customer may use the Data described in this ---------------------------- Product Schedule in accordance with the following:

1. Customer may use the Data for its own internal directory assistance application, or as part of an Internet or internal intranet directory assistance application ("Directory Assistance Application") on Customer's World Wide Web Internet Site ("Customer Web Site"). As part of the Internet Directory Assistance Application, visitors ("Web Site User") to the Customer Web Site may search a national database of residences and/or businesses. Customer agrees that it shall institute appropriate measures to ensure that Web Site Users are prohibited from downloading any Data from the Customer Web Site in any form whatsoever; provided, however, that the Web Site User may print or save up to fifty (50) specific listings at a time to the Web Site User's personal cell phone, personal digital assistant ("PDA") or PC for such Web Site User's personal use only.

2. Customer shall hold and use the Data strictly in accordance with the following conditions, unless otherwise agreed in writing:

         2.1 The Data shall remain on Customer-owned and controlled servers ("Customer Servers") at all times during the Product Schedule Term. The initial Customer Server hosting street address is 1055 Stewart Ave., Bethpage, NY 11771. Customer may change the hosting address set forth herein upon prior written notice to Acxiom, which notice shall contain the new address location or any additional address locations of Customer-owned and controlled servers on which the Data will be stored.

         2.2 Customer shall not use the Data as part of any interactive, on-line, CD-ROM or other derivative product or resell or distribute the Data or any subset thereof in any way except as provided in this Product Schedule.

         2.3 Customer agrees to include the following statement regarding copyright and unauthorized use, which statement shall be prominently displayed on the Customer Web Site or intranet site, as applicable: "This information is proprietary to Acxiom Corporation and is protected under U.S. copyright law and international treaty provisions. This information is licensed for your personal or professional use and may not be resold or provided to others. You may not distribute, sell, rent, sublicense, or lease such information, in whole or in part to any third party; and you will not make such Acxiom information available in whole or in part to any other user in any networked or time-sharing environment, or transfer the information in whole or in part to any computer other than the PC used to access this information."

         2.4 The parties agree that Acxiom's copyright notice shall be displayed at the end of each session when the Data is downloaded by the Web Site User as described above in Section 1.

3. In the event that Customer receives Acxiom's proprietary standardized yellow pages heading Codes (the "SYPH Codes"), Core Microcodes, or Acxiom's SIC schema ("SIC Codes") (collectively, the "Codes") as part of the Products licensed pursuant to this Product Schedule, Customer may use such Codes only in accordance with the permitted uses described in this Product Schedule. In addition to the restrictions set forth herein, Customer shall not modify, adapt, translate, reverse engineer, de-compile, disassemble, or otherwise attempt to discover the technology or matching methodologies underlying the Codes, nor shall Customer instruct or allow anyone else to undertake such prohibited actions.

SPECIAL TERMS AND CONDITIONS:
----------------------------

In addition to the foregoing, the following special terms and conditions are applicable to Customer's use of the Products:

1. Customer agrees that at all times it shall maintain current, accurate and complete books and records relating to its usage of the Data and royalty payments, if applicable, due Acxiom derived therefrom. Customer agrees that Acxiom, or any designee of Acxiom, shall have the right at any time following the Effective Date of this Agreement to examine, inspect, audit, review and copy or make extracts from all such books, records and any source documents used in the preparation thereof during normal business hours upon written notice to Customer at least three (3) business days prior to the commencement of any such examination, inspection, review or audit. Such audit shall be strictly limited to those books and records which specifically relate to information pertinent to the use of the Data.

2. Each Customer -Web page containing Acxiom Data will display a logo as demonstrated at HTTP://WWW.DATABYACXIOM.COM on the first or initial screen of each results page. Customer agrees that each logo will be hyper-linked to the WWW.DATABYACXIOM.COM page or another page within the Acxiom Web site as determined by Acxiom.

3.  CONSUMER  INQUIRIES.   Customer  shall  be  responsible  for  accepting  and
    --------------------   responding  to  any  communication  initiated  by  a
consumer ("Consumer Inquiries") arising out of Customer's services that utilize the Data. Customer agrees that it will implement a "consumer care" system that includes in-house capabilities to suppress consumer information, upon request by a consumer, from Customer Web Site and agrees to honor any such request by suppressing such consumer information from Customer Web Site. The parties agree that as part of Customer's "consumer care" system, Customer shall include an opt out notice on the first or initial screen of each results page that provides the consumer with instructions for requesting that the consumer's information be removed from Customer Web Site. Customer may communicate to Acxiom records of the deceased and only Consumer Inquiries that are determined to involve the accuracy of the Data. No reference to Acxiom in written or oral communication to a consumer or in scripts used by Customer in responding to Consumer Inquiries shall be made without Acxiom's prior written approval.

4. Subsidiaries.  The Subsidiaries  listed below shall have access to and use of
   ------------   the Data: NONE.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Product Schedule to be effective as of the Product Schedule Effective Date.

SEARCHHELP, INC.                       ACXIOM CORPORATION

BY:  /s/ William Bozsnyak              BY:  /s/ Anthony Santoro
   ---------------------------------      --------------------------------------
    (Signature)                             (Signature)

         William Bozsnyak                       Anthony Santoro
   ---------------------------------      --------------------------------------
     (Print or Type Name & Title)

         President                              Business Unit Leader
   ---------------------------------      --------------------------------------
         (Title)


                                  Attachment 1
                           to the Product Schedule and
                         Data Products License Agreement

The Data elements to be provided to Customer are as follows:
IBTD
STANDARD US BUSINESS RECORD LAYOUT                                                     RECORD:          237

Business Format D (4)

-------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                     FORMAT                                   LENGTH         START       END
-------------------------------------------------------------------------------------------------------------------------------
RECORD ID                                       CHARACTER                              10               1           10
BUSINESS NAME/CAPTIONS                          CHARACTER                              64               11          74
STREET NUMBER                                   CHARACTER                              10               75          84
STREET DIRECTIONAL                              CHARACTER                              2                85          86
STREET NAME                                     CHARACTER                              20               87          106
UNIT DESIGNATOR                                 CHARACTER                              4                107         110
APARTMENT NUMBER                                CHARACTER                              8                111         118
CITY NAME                                       CHARACTER                              20               119         138
STATE CODE                                      CHARACTER                              2                139         140
ZIP                                             CHARACTER                              5                141         145
ZIP + 4                                         CHARACTER                              4                146         149
PHONE                                           CHARACTER                              10               150         159
PUBLICATION DATE   (CCYYMM)                     CHARACTER                              6                160         165
AGE   (CCYYMM)                                  CHARACTER                              6                166         171
NO SOLICATION                                   CHARACTER                              1                172         172
     Y=Yes (Do Not Solicit)
     Blank=Default
SIC 1                                           CHARACTER                              6                173         178
SIC 2                                           CHARACTER                              6                179         184
SIC 3                                           CHARACTER                              6                185         190
SIC 4                                           CHARACTER                              6                191         196
BUSINESS FLAG                                   CHARACTER                              1                197         197
     1=Business
     2=Government
     5=Professional
     A=Government (Generic) B=Government (Federal) C=Government (State)
     D=Government (County) E=Government (Local) F=Government (Schools)
     G=Government (Tribal) H=Government (Military)
      I=Government (Community Service)
     X=Unknown
FILE MAINTENCE FLAG                             CHARACTER                              1                198         198
     A=Added Record
     D=Deleted Record
     C=Changed Record
LATITUDE                                        CHARACTER                              10               199         208
LONGITUDE                                       CHARACTER                              11               209         219
PRECISION CODE                                  CHARACTER                              1                220         220
     0=Unable to assign any information 1=Housetop Level 2=9-Digit Level 3=Block
     Group Level 4=7-Digit Level 5=5-Digit Level 6=SCF Level
FIPS                                            CHARACTER                              16               221         236
MOVE FLAG                                       CHARACTER                              1                237         237
     Y=Yes
     Blank=Default
